SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 27, 2008
LEAP WIRELESS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02.Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 27, 2008, the Board of Directors (the “Board”) of Leap Wireless International, Inc. (the “Company”) appointed Steven Martin as acting chief accounting officer of the Company. Grant Burton, who had served as chief accounting officer and controller of the Company since June 2005, assumed a new role as vice president, financial systems and processes.
     Mr. Martin has served as an accounting consultant to the Audit Committee of the Board and to the Company since October 2007. From July 2005 to September 2007, Mr. Martin served as vice president and chief financial officer of Stratagene Corporation, a publicly-traded life sciences company, and served as its director of finance from May 2004 to July 2005. From March 2001 to May 2003, Mr. Martin served as controller of Gen-Probe Incorporated, a publicly-traded life sciences company. Prior to Gen-Probe, Mr. Martin held various senior finance positions at two other international manufacturing companies and was a senior audit manager at the public accounting firm of Deloitte & Touche. Mr. Martin is a certified public accountant and holds a B.S. in Accounting from San Diego State University.
     The Company and Mr. Martin have entered into a consulting agreement effective as of January 5, 2008 which expires on July 4, 2008, unless earlier terminated by either party upon thirty days’ written notice. Pursuant to his consulting agreement, Mr. Martin receives $25,000 per month and is eligible to receive a $50,000 merit bonus at the discretion of the Company based on his performance under the consulting agreement. In addition, Mr. Martin was granted 3,000 restricted shares of Leap common stock, at a purchase price of $0.0001 per share, with such restricted stock to vest on June 30, 2008 conditioned on Mr. Martin’s performing services to the Company through such date, and with 1,000 of such shares (if vested) deliverable to Mr. Martin on June 30, 2008 and with 2,000 of such shares (if vested) deliverable to Mr. Martin on December 31, 2008. In addition, the shares of restricted stock vest in full on June 30, 2008 if the consulting agreement is terminated by the Company without cause or is terminated by Mr. Martin for good reason (as such terms are defined in the Company’s form of restricted stock agreement.) The Company and Mr. Martin have also entered into the Company’s standard form of director and officer indemnity agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: February 27, 2008	By:	/s/ Robert J. Irving, Jr.
Robert J. Irving, Jr.
Senior Vice President, General Counsel & Secretary